Portfolio Recovery Associates Reports Fourth Quarter and Full Year 2009 Results

EPS Totals $0.80 in Quarter as Net Income Grows 17% to $12.4 Million; Revenue up 9% to Record $73.2 Million as Cash Collections Rise 20% to Record $95.3 Million; Portfolio Acquisitions Total $75.1 Million

NORFOLK, VA -- (Marketwire - February 11, 2010) - Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables and provides a broad range of accounts receivable management and payments processing services, today reported net income of $12.4 million, or $0.80 per diluted share, for the quarter ended December 31, 2009.

The Company's fourth-quarter 2009 profit represents a 17% increase from net income of $10.6 million, or $0.69 per diluted share, in the same period a year earlier.

Total revenue in the fourth quarter of 2009 was up 9.3% from the year-earlier period to a record $73.2 million. Total revenue consists of cash collections reduced by amounts applied to principal on the Company's owned debt portfolios, plus commissions earned from its fee-for-service businesses. During the fourth quarter of 2009, the Company applied 41.3% of cash collections to reduce the carrying basis of its owned debt portfolios, compared with 39.3% in the fourth quarter of 2008. The fourth quarter 2009 amortization rate included a $9.5 million net allowance charge, equivalent to approximately $5.9 million after tax, or 38 cents per diluted share, against certain pools of finance receivables accounts. During the fourth quarter of 2009, the Company recorded ongoing non-cash equity-based compensation expense of $580,000, equivalent to approximately $358,000 after tax, or 2 cents per diluted share.

"Portfolio Recovery Associates concluded a very challenging 2009 on a high note, producing strong fourth-quarter results that included solid earnings growth, record revenue and record cash collections. This was achieved in the face of a tepid economic recovery, seasonal weakness in consumer collections and a $9.5 million allowance charge recorded in the fourth quarter. Importantly, the Company was able to build for the future during the quarter, making $75.1 million in portfolio acquisitions, further improving collector productivity and taking steps to strengthen our fee businesses. I remain excited about the opportunities that lie ahead for Portfolio Recovery Associates in the New Year," said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

Financial and Operating Highlights

--  Cash collections rose 20% to a record $95.3 million in the fourth quarter of 2009, up from $79.2 million in the year-ago period.  Call center and other collections increased 10%, external legal collections decreased 16%, internal legal collections grew 185%, and purchased bankruptcy collections gained 59% when compared with the year-earlier period.

The table below displays our cash collections by source, by quarter for the past five quarters:

Cash Collection Source
 ($ in thousands)               Q42009   Q32009   Q22009   Q12009   Q42008
                               -------- -------- -------- -------- --------
Call Center & Other
 Collections                   $ 45,365 $ 48,590 $ 50,052 $ 50,914 $ 41,268

External Legal Collections       15,496   15,330   16,527   17,790   18,424

Internal Legal Collections        7,570    6,196    4,263    3,539    2,652

Purchased Bankruptcy Collections 26,855   22,251   19,637   17,628   16,904

--  Productivity, as measured by cash collections per hour paid, the
    Company's key measure of collector performance, finished at $145.44 for full year 2009 vs. $131.29 for all of 2008. Excluding the impact of trustee remittances from purchased bankrupt accounts, the comparison is
    $113.42 for full year 2009, compared with $109.82 for all of 2008.
    Excluding trustee remittances on purchased bankrupt accounts and legal collections, the comparison is $87.13 for the full year 2009 and $75.47 for all of 2008.

--  Revenue was $73.2 million in the fourth quarter, up 9% when compared with the same period a year ago. This was driven by record cash receipts of $112.5 million, up 14.7% from $98.1 million a year earlier.
    Cash receipts are comprised of both cash collections and revenue from the Company's fee-based businesses.

--  The Company's net allowance charge totaled $9.5 million in the fourth quarter. The table below displays net allowance charges incurred by quarter, by buying period since 2005 and purchases of charged-off consumer debt, net of buybacks:

($ in thousands)
                  ---------------------------------------------------------
                                      Purchase Period
Allowance           1996-
 Period             2000     2001      2002     2003      2004      2005
                  -------- --------  -------- --------  --------  ---------
Q1 05             $      - $      -  $      - $      -  $      -  $       -
Q2 05                    -        -         -        -         -          -
Q3 05                    -        -         -        -         -          -
Q4 05                    -      200         -        -         -          -
Q1 06                    -        -         -        -         -        175
Q2 06                    -       75         -        -         -        125
Q3 06                    -      200         -        -         -         75
Q4 06                    -        -         -        -         -        450
Q1 07                    -     (245)        -        -         -        610
Q2 07                    -       70         -       20         -          -
Q3 07                    -       50         -      150       320        660
Q4 07                    -        -         -      190       150        615
Q1 08                    -        -         -      120       650        910
Q2 08                    -     (140)        -      400       720          -
Q3 08                    -      (30)        -      (60)       60        325
Q4 08                    -      (75)        -     (325)     (140)     1,805
Q1 09                    -     (105)        -     (120)       35      1,150
Q2 09                    -        -         -     (230)     (220)       495
Q3 09                    -        -         -      (25)     (190)     1,170
Q4 09                    -        -         -     (120)        -      1,375
                  -------- --------  -------- --------  --------  ---------
Total             $      - $      -  $      - $      -  $  1,385  $   9,940
                  ======== ========  ======== ========  ========  =========
Portfolio
 Purchases, net   $ 65,772 $ 33,481  $ 42,325 $ 61,449  $ 59,179  $ 143,173
                  ======== ========  ======== ========  ========  =========

($ in thousands)
                  ---------------------------------------------------
Allowance                        Purchase Period
 Period              2006      2007      2008      2009      Total
                  --------- --------- --------- --------- -----------
Q1 05             $       - $       - $       - $       - $         -
Q2 05                     -         -         -         - $         -
Q3 05                     -         -         -         - $         -
Q4 05                     -         -         -         - $       200
Q1 06                     -         -         -         - $       175
Q2 06                     -         -         -         - $       200
Q3 06                     -         -         -         - $       275
Q4 06                     -         -         -         - $       450
Q1 07                     -         -         -         - $       365
Q2 07                     -         -         -         - $        90
Q3 07                     -         -         -         - $     1,180
Q4 07                   340         -         -         - $     1,295
Q1 08                 1,105         -         -         - $     2,785
Q2 08                 2,330       650         -         - $     3,960
Q3 08                 1,135     2,350         -         - $     3,780
Q4 08                 2,600     4,380       620         - $     8,865
Q1 09                   910     2,300     2,050         - $     6,220
Q2 09                   765       685     2,425         - $     3,920
Q3 09                 1,965       340     4,750         - $     8,010
Q4 09                 1,220       110     6,900         - $     9,485
                  --------- --------- --------- --------- -----------
Total             $  12,370 $  10,815 $  16,745 $       - $    51,255
                  ========= ========= ========= ========= ===========
Portfolio
 Purchases, net   $ 107,743 $ 258,357 $ 275,213 $ 285,834 $ 1,332,525
                  ========= ========= ========= ========= ===========

--  The Company purchased $2.0 billion of face-value debt during the fourth quarter of 2009 for $75.1 million. This debt was acquired in 101 portfolios from 13 different sellers. For the year the Company acquired $8.1 billion of face-value debt for $289 million.

--  The Company's fee-for-service businesses generated revenue of $17.3 million in the fourth quarter of 2009, down 8.7% from $18.9 million in the same period a year ago. These businesses accounted for 23.6% of the Company's overall revenue in the fourth quarter of 2009, down from
    28.2% in Q4 2008.

--  The Company's cash balances were $20.3 million as of December 31, 2009.
    During the fourth quarter, the Company made net borrowings of $13 million on its line of credit, leaving it with $319.3 million in outstanding borrowings at quarter's end. Remaining borrowing availability under the line was $45.7 million at December 31, 2009.

"Portfolio Recovery Associates finished 2009 with a strong fourth-quarter performance that included record revenue, record cash receipts and record cash collections. These impressive top-line metrics drove solid bottom-line results, with earnings up 17% in the quarter to $12.4 million, or 80 cents a diluted share. This represents our highest quarterly net income in two and a half years, and was achieved despite an allowance charge totaling $9.5 million for the quarter, which was driven primarily by our 2008 vintage purchases. Looking forward, we believe our strong financial position and continued access to capital will help position us well to take advantage of opportunities for continued portfolio acquisitions as we move further into 2010," said Kevin P. Stevenson, Chief Financial and Administrative Officer.

For the full year 2009, the Company's earnings totaled $44.3 million, or $2.87 per diluted share, compared with $45.4 million, or $2.97 per diluted share, for the full year 2008. Full year 2009 revenue was $281.1 million, compared with $263.3 million in 2008.

Conference Call Information

The Company will hold a conference call with investors tonight, Thursday, February 11, 2010, at 5:30 p.m. EST to discuss its fourth quarter and full year results. Investors can access the call live by dialing 888-679-8034 for domestic callers or 617-213-4847 for international callers using the pass code 75743929.

In addition, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers using the pass code 42884873. The replay will be available approximately two hours after today's conference call ends. Investors may also listen via webcast, both live and archived, at the Company's website, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management, payment processing and related services. The Company's primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides a broad range of collection services, including revenue administration for government entities through its RDS and MuniServices businesses, and collateral-location services for credit originators via its IGS subsidiary.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including future revenue and earnings growth, statements with respect to future contributions of IGS, RDS and MuniServices to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                    Portfolio Recovery Associates, Inc.
                 Unaudited Consolidated Income Statements
                 (in thousands, except per share amounts)

                       Three Months Three Months     Year         Year
                           Ended        Ended        Ended        Ended
                       December 31,  December 31, December 31, December 31,
                            2009         2008         2009         2008

Revenues:
  Income recognized on
   finance receivables,
   net                  $    55,962  $    48,073  $   215,612  $   206,486
  Commissions                17,254       18,898       65,479       56,789
                        -----------  -----------  -----------  -----------

        Total revenues       73,216       66,971      281,091      263,275

Operating expenses:
    Compensation and employee
     services                26,447       23,091      106,388       88,073
    Legal and agency fees
     and costs               12,518       13,340       46,978       52,869
    Outside fees and services 2,716        2,012        9,570        8,883
    Communications            3,616        2,769       14,773       10,304
    Rent and occupancy        1,245        1,078        4,761        3,908
    Other operating expenses  2,234        2,114        8,799        6,977
    Depreciation and
     amortization             2,339        2,285        9,213        7,424
                        -----------  -----------  -----------  -----------

        Total operating
         expenses            51,115       46,689      200,482      178,438
                        -----------  -----------  -----------  -----------

        Income from
         operations          22,101       20,282       80,609       84,837

Other income and
 (expense):
  Interest income                 -            9            3           60
  Interest expense           (2,018)      (2,936)      (7,909)     (11,151)
                        -----------  -----------  -----------  -----------

        Income before
         income taxes        20,083       17,355       72,703       73,746

        Provision for
         income taxes         7,667        6,746       28,397       28,384
                        -----------  -----------  -----------  -----------

        Net income      $    12,416  $    10,609  $    44,306  $    45,362
                        ===========  ===========  ===========  ===========

Net income per common
 share:
  Basic                 $      0.80  $      0.69  $      2.87  $      2.98
  Diluted               $      0.80  $      0.69  $      2.87  $      2.97

Weighted average number
 of shares outstanding:
  Basic                      15,505       15,283       15,420       15,229
  Diluted                    15,531       15,329       15,454       15,292

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Summary Balance Sheets
                 (in thousands, except per share amounts)

                                                  December 31, December 31,
ASSETS                                                2009         2008
                                                  -----------  ------------

Cash and cash equivalents                         $    20,265  $     13,901
Finance receivables, net                              693,462       563,830
Accounts receivable, net                                9,169         8,278
Income taxes receivable                                 4,460         3,587
Property and equipment, net                            21,864        23,884
Goodwill                                               29,299        27,546
Intangible assets, net                                 10,756        13,429
Other assets                                            5,158         3,385
                                                  -----------  ------------

     Total assets                                 $   794,433  $    657,840
                                                  ===========  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued liabilities        $    20,948  $     17,602
  Deferred tax liability                              117,206        88,070
  Line of credit                                      319,300       268,300
  Long term debt and capital leases                     1,499             5
                                                  -----------  ------------

    Total liabilities                                 458,953       373,977
                                                  -----------  ------------

Stockholders' equity:
  Preferred stock, par value $0.01, authorized
   shares, 2,000, issued and outstanding
   shares - 0                                               -             -
  Common stock, par value $0.01, authorized
   shares, 30,000, 15,596 issued and 15,514
   outstanding shares at December 31, 2009,
   and 15,398 issued and 15,286 outstanding shares
   at December 31, 2008                                   155           153
  Additional paid-in capital                           82,400        74,574
  Retained earnings                                   253,353       209,047
  Accumulated other comprehensive (loss)/income,
   net of taxes                                          (428)           89
                                                  -----------  ------------

    Total stockholders' equity                        335,480       283,863
                                                  -----------  ------------

      Total liabilities and stockholders' equity  $   794,433  $    657,840
                                                  ===========  ============

                    Portfolio Recovery Associates, Inc.
          Unaudited Consolidated Summary Statements of Cash Flows
                              (in thousands)

                                                  Year Ended   Year Ended
                                                  December 31, December 31,
                                                      2009         2008
                                                  -----------  -----------

Cash flows from operating activities:
   Net income                                     $    44,306  $    45,362
   Adjustments to reconcile net income to net
    cash provided by operating activities:
         Amortization of share-based compensation       3,820          141
         Depreciation and amortization                  9,213        7,424
         Deferred tax expense                          28,927       30,854
         Changes in operating assets and
          liabilities:
            Other assets                               (1,862)        (555)
            Accounts receivable                          (891)      (1,663)
            Accounts payable and accrued
             liabilities                                2,645          540
            Income taxes receivable                      (873)        (385)
                                                  -----------  -----------

         Net cash provided by operating
          activities                                   85,285       81,718
                                                  -----------  -----------

Cash flows from investing activities:
 Purchases of property and equipment                   (4,521)      (6,139)
 Acquisition of finance receivables, net of
  buybacks                                           (282,023)    (273,746)
 Collections applied to principal on finance
  receivables                                         152,391      120,213
 Acquisitions, including acquisition costs and
  net of cash acquired                                   (100)     (26,041)
                                                  -----------  -----------

    Net cash used in investing activities            (134,253)    (185,713)
                                                  -----------  -----------

Cash flows from financing activities:
 Proceeds from exercise of options                      1,915          607
 Income tax benefit from share-based compensation         923          357
 Proceeds from line of credit                         123,500      171,300
 Principal payments on line of credit                 (72,500)     (71,000)
 Proceeds from long-term debt                           2,036            -
 Principal payments on long-term debt                    (537)           -
 Principal payments on capital lease obligations           (5)         (98)
                                                  -----------  -----------

    Net cash provided by financing activities          55,332      101,166
                                                  -----------  -----------

    Net increase/(decrease) in cash and cash
     equivalents                                        6,364       (2,829)

Cash and cash equivalents, beginning of year           13,901       16,730
                                                  -----------  -----------

Cash and cash equivalents, end of year            $    20,265  $    13,901
                                                  ===========  ===========

Supplemental disclosure of cash flow information:
 Cash paid for interest                           $     8,004  $    11,322
 Cash paid for income taxes                       $       365  $         3

Noncash investing and financing activities:
 Common stock issued for acquisition              $     1,170  $     1,847
 Net unrealized change in fair value of
  derivative instrument                           $      (790) $        89

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com